                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ---------------------


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act Of 1933
                              --------------------------


                                  DST SYSTEMS, INC.
                -----------------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)


                         Delaware                 43-1581814
                    ---------------------------------------------
                    (State of Incorporation)     (I.R.S. Employer
                                                  Identification No.)

                           333 West 11th Street, 5th Floor
                           Kansas City, Missouri 64105-1594
                       (Address of Principal Executive Offices)

                     Option Agreements under the Following Plans:

            USCS INTERNATIONAL, INC. 1988 INCENTIVE STOCK OPTION PLAN, AS
                            AMENDED (the "1988 USCS Plan")
             USCS INTERNATIONAL, INC. 1990 STOCK OPTION PLAN, AS AMENDED
                                (the "1990 USCS Plan")
            USCS INTERNATIONAL, INC. 1993 INCENTIVE STOCK OPTION PLAN, AS
                            AMENDED (the "1993 USCS Plan")
             USCS INTERNATIONAL, INC. 1996 STOCK OPTION PLAN, AS AMENDED
                                (the "1996 USCS Plan")
              ---------------------------------------------------------
                              (Full Title of the Plans)

                               ROBERT C. CANFIELD, ESQ.
                Senior Vice President, General Counsel, and Secretary
                                  DST Systems, Inc.
                           333 West 11th Street, 5th Floor
                          Kansas City, Missouri  64105-1594
                                    (816) 435-1000
              ---------------------------------------------------------
              (Name, Address, and Telephone Number of Agent for Service)

                           CALCULATION OF REGISTRATION FEE

          Title of                       Proposed       Proposed  Amount of
          securities       Amount        maximum        maximum    Regist-
          to be            to be     offering price    aggregate   ration
          registered    registered      per share   offering price   fee
          ------------  ----------   -------------- -------------- --------

          To be offered pursuant to the 1988 USCS PLAN:


          Common Stock,  172,294                       $3,340,201     $929
          par value      shares         N/A            <F1><F2>       <F1>
          $0.01 per
          share

          Interests      <F3>           N/A            N/A            <F4>
          in the 1988
          USCS Plan


          To be offered pursuant to the 1990 USCS PLAN:

          Common Stock,  63,054                        $1,895,446     $527
          par value      shares         N/A            <F1><F2>       <F1>
          $0.01 per
          share

          Interests      <F3>           N/A            N/A            <F4>
          in the 1990
          USCS Plan


          To be offered pursuant to the 1993 USCS PLAN:

          Common Stock,  315,536                       $5,251,403     $1460
          par value      shares         N/A            <F1><F2>       <F1>
          $0.01 per share


          Interests
          in the 1993    <F3>           N/A            N/A            <F4>
          USCS Plan


          To be offered pursuant to the 1996 USCS PLAN:

          Common Stock,
          par value      928,194                       $21,891,248    $6086
          $0.01 per      shares         N/A            <F1><F2>       <F1>

          Interests      <F3>           N/A            N/A            <F4>
          in the 1996
          USCS Plan


          Total Registration Fee                                      $9002


          <F1> Calculated  pursuant to Rules 457(h)(1) and 457(c) under the
               Securities Act of 1933, as amended (the "Securities Act"), based upon the aggregate exercise price of outstanding options.

          <F2> Estimated  solely   for  the  purpose   of  calculating  the
               registration fee in accordance with Rule 457 under the Securities Act.

          <F3> To the  extent that  the interests in  the Plans  constitute securities, pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the Plans.

          <F4> Pursuant  to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plans.


                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                                   EXPLANATORY NOTE

               As permitted by the rules of the United States Securities and Exchange Commission (the "Commission") under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed or to be filed by DST Systems, Inc. (the "Registrant") with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

                    (a) The Registrant's Annual Report on Form 10-K for the
               fiscal year ended December 31, 1997 dated March 16, 1998 (Commission file 001-14036) and any amendments thereto (the "Annual Report");

                    (b) All reports and any amendments thereto filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, since the Annual Report;

                    (c) The description of the Registrant's Common Stock under the headings "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-1 dated September 1, 1995 (SEC File No. 33-96526), as amended (the "IPO Registration Statement");

                    (d) The Summary of the Preferred Stock Purchase Rights set forth on Form 8-A dated November 15, 1995 (SEC file no. 1-14036) and the related Rights Agreement dated as of October 6, 1995 between the Registrant and State Street Bank and Trust Company, as rights agent, which is attached as
               Exhibit 4.4 to the IPO Registration Statement;

          ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.

          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

               Section  102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

               The  DST Certificate  of  Incorporation  provides  that  the directors and officers of DST, or persons who are or were serving at the request of DST as directors or officers of other corporations, shall be indemnified to the maximum extent permitted by law against expenses incurred by such individuals in defending a civil or criminal action, suit or proceeding brought against such officers and directors in their capacities as such. Such expenses shall be paid by DST in advance of the final disposition of such action, suit or proceeding. As to directors and officers, the DST Certificate of Incorporation requires receipt by DST of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by DST as authorized by the DGCL. The foregoing right of indemnification and advancement of expenses is not exclusive of any other rights of indemnification and advancement of expenses to which any such individual may be entitled by by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

          ITEM 8.  EXHIBITS.

               The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index of this Registration Statement, which
          Exhibit Index is incorporated herein by reference in response to this Item.

          ITEM 9.  UNDERTAKINGS.

          Rule 415 Offering
          -----------------

               (a)  The Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the
                    Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                    (Remainder of page intentionally left blank.)

                           SIGNATURES AND POWER OF ATTORNEY

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Kansas City, State of Missouri, on December 21, 1998.

                              DST SYSTEMS, INC.



                              By:  /s/ Thomas A. McDonnell
                                   --------------------------------------
                                   President and Chief Executive Officer


               Each person whose signature appears below hereby constitutes and appoints each of the Company's Chief Executive Officer, General Counsel, and Chief Financial Officer (currently Thomas A. McDonnell, Robert C. Canfield, and Kenneth V. Hager respectively) as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any exchange on which the Registrant's stock registered hereunder is listed for trading, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                     Title               Date
          ---------                     -----               ----

        /s/Thomas A. McDonnell   President, Chief          December 21, 1998
        -----------------------  Executive Officer
                                 (Principal Executive
                                 Officer), and Director

          /s/Kenneth V. Hager    Vice President, Chief     December 21, 1998
          --------------------   Financial Officer, and
                                 Treasurer (Principal
                                 Financial Officer

          /s/John J. Faucett     Controller (Principal     December 21, 1998
          --------------------   Accounting Officer

          /s/A. Edward Allinson  Director                  December 21, 1998
          -----------------------

          /s/Michael G. Fitt*    Director                  December 21, 1998
          -----------------------

          /s/Thomas A. McCullough  Director                December 21, 1998
          -----------------------

          /s/William C. Nelson*  Director                  December 21, 1998
          -----------------------

          /s/M. Jeannine         Director                  December 21, 1998
             Strandjord*
          -----------------------

                                 Director
          -----------------------
          James C. Castle
                                 Director
          ------------------------
          George L. Argyros, Sr.

               *Member of the Committee appointed to administer the Plans, which committee has, pursuant to the instructions regarding signatures on Form S-8, duly caused this Registration Statement to be signed on behalf of the Plans.

                                  INDEX TO EXHIBITS



          Exhibit
          Number    Description of Exhibit
          --------- ----------------------

          4.1 Agreement and Plan of Merger, dated September 2, 1998 by and among DST Systems, Inc., DST Acquisitions, Inc. and USCS International, Inc., which is attached as
                    Exhibit 2 to DST's Registration Statement on Form S-4 filed November 20, 1998, as amended, (SEC File No. 333-67611), is hereby incorporated by reference as Exhibit 4.1.

          4.2 DST's Delaware Certificate of Incorporation, as restated, which is attached as Exhibit 3.1 to DST's Registration Statement on Form S-1 dated September 1, 1995 (SEC File No. 33-96526) (the "IPO Registration Statement"), is hereby incorporated by reference as
                    Exhibit 4.2.

          4.3       Amended  and Restated  By-Laws  of  DST Systems,  Inc.,
                    which are attached as Exhibit 3.2 to DST's IPO Registration Statement, are hereby incorporated by reference as Exhibit 4.3

          4.4.1 The Certificate of Designations dated October 16, 1995, establishing the Series A Preferred Stock of the
                    Company, which is attached as Exhibit 4.3 to the Company's S-1 Registration Statement, is hereby incorporated by reference as Exhibit 4.4.1.

          4.4.2 The Summary of the Preferred Stock Purchase Rights set forth in Form 8-A dated November 15, 1995 (SEC File No. 1-14036) (the "The Rights 8-A") is hereby incorporated by reference as Exhibit 4.4.2.

          4.4.3 The first amendment dated July 30, 1998 (the "July 8-A Amendment") to The Rights 8-A is hereby incorporated by reference as Exhibit 4.4.3.

          4.4.4 The Rights Agreement dated as of October 6, 1995 (the "Rights Agreement"), between the Company and State Street Bank and Trust Company, as rights agent, which is attached as Exhibit 4.4 to the Company's IPO Registration Statement, is hereby incorporated by reference as Exhibit 4.4.4.

          4.4.5 The first amendment dated as of July 9, 1998 to Rights Agreement, which is attached as Exhibit 99 to the July 8-A Amendment, is hereby incorporated by reference as
                    Exhibit 4.4.5.

          4.5 The description of the Company's Common Stock, set forth under the headings "Description of Capital Stock" and "Dividend Policy" in the IPO Registration Statement, is hereby incorporated by reference as
                    Exhibit 4.5.

          4.6.1* The USCS International, Inc. 1988 Incentive Stock Option Plan (the "1988 USCS Plan") dated July 1, 1988, as amended and restated as of March 5, 1997.

          4.6.2*    Amendment  dated January  22, 1998,  to  the 1988  USCS
                    Plan.

          4.7.1* The USCS International, Inc. 1990 Stock Option Plan (the "1990 USCS Plan") dated December 31, 1990, as amended and restated as of March 5, 1997.

          4.7.2*    Amendment  dated January  22, 1998,  to  the 1990  USCS
                    Plan.

          4.8.1* The USCS International, Inc. 1993 Incentive Stock Option Plan (the "1993 USCS Plan") dated May 18, 1993, as amended and restated as of March 5, 1997.

          4.8.2*    Amendment  dated January  22, 1998,  to  the 1993  USCS
                    Plan.

          4.9.1* The USCS International, Inc. 1996 Stock Option Plan (the "1996 USCS Plan") dated April 12, 1996.

          4.9.2*    Amendment dated July 25, 1996, to the 1996 USCS Plan.

          4.9.3*    Amendment  dated January  23, 1997,  to  the 1996  USCS
                    Plan.

          4.9.4*    Amendment  dated January  22, 1998,  to  the 1996  USCS
                    Plan.

          5.1 Opinion of Sonnenschein Nath & Rosenthal, counsel to DST, regarding legality (including consent).

          23.1      Consent of  Sonnenschein Nath & Rosenthal  (included in
                    Exhibit 5.1).

          23.2      Consent  of  PricewaterhouseCoopers   LLP,  independent
                    accountants.

          24        Power of Attorney (included on signature page).

               *The Plans and the amendments thereto are included as exhibits only to the extent that they are incorporated into the option agreements being assumed.